Exhibit 99.2

For Release

UNITIL ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

HAMPTON, N.H., DECEMBER 12, 2017 – Unitil Corporation (NYSE:UTL) (www.unitil.com) announced today that it priced a public offering of 600,000 newly issued shares of common stock at a public offering price of $48.30 per share. Unitil has also granted the underwriters a 30-day option to purchase up to an additional 90,000 shares. Net proceeds from this offering will be used to make equity capital contributions to Unitil’s regulated utility subsidiaries (primarily to its regulated natural gas subsidiary), to repay short-term debt and for general corporate purposes. This offering, which is subject to customary closing conditions, is expected to close on December 14, 2017.

RBC Capital Markets, LLC and BofA Merrill Lynch are acting as joint book-running managers of the offering. Janney Montgomery Scott LLC is acting as co-manager.

A copy of the final prospectus supplement and the accompanying prospectus relating to this offering will be available at www.sec.gov and also may be obtained from:

RBC Capital Markets, LLC 200 Vesey Street New York, NY 10281 Attention: Equity Syndicate Phone: 877-822-4089 Email: equityprospectus@rbccm.com	BofA Merrill Lynch NC1-004-03-43 200 North College Street, 3rd floor Charlotte, NC 28255-0001 Attention: Prospectus Department Email: dg.prospectus_requests@baml.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and there will not be any sales in any jurisdiction in which such sales would be unlawful. The offer is being made only through the prospectus supplement and the accompanying prospectus, which is part of a registration statement that became effective on December 8, 2017.

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6 Liberty Lane West

Hampton, New Hampshire 03842

www.unitil.com

Ph: 603-772-0775 Fax: 603-773-6605

About Unitil Corporation

Unitil Corporation provides energy for life by safely and reliably delivering natural gas and electricity in New England. We are committed to the communities we serve and to developing people, business practices, and technologies that lead to the delivery of dependable, more efficient energy. Unitil Corporation is a public utility holding company with operations in Maine, New Hampshire and Massachusetts. Together, Unitil’s operating utilities serve approximately 105,000 electric customers and 80,000 natural gas customers. Other subsidiaries include Usource, Unitil’s non-regulated business segment.

Forward-Looking Statements

This press release may contain forward-looking statements. All statements, other than statements of historical fact, included in this press release are forward-looking statements. Forward-looking statements include declarations regarding Unitil’s beliefs and current expectations. These forward-looking statements are subject to the inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include the following: Unitil’s regulatory environment (including regulations relating to climate change, greenhouse gas emissions and other environmental matters); fluctuations in the supply of, the demand for, and the prices of, gas and electric energy commodities and transmission and transportation capacity and Unitil’s ability to recover energy supply costs in its rates; customers’ preferred energy sources; severe storms and Unitil’s ability to recover storm costs in its rates; general economic conditions; variations in weather; long-term global climate change; Unitil’s ability to retain its existing customers and attract new customers; increased competition; and other risks detailed in Unitil’s filings with the Securities and Exchange Commission. These forward looking statements speak only as of the date they are made. Unitil undertakes no obligation, and does not intend, to update these forward-looking statements, except as required by law.

For more information please contact:

David Chong – Investor Relations

Phone: 603-773-6499

Email: chong@unitil.com